EXHIBIT - 10.1

                               FIRST AMENDMENT TO
                             THE MORGAN GROUP, INC.
                              INCENTIVE STOCK PLAN
                                AUGUST 18, 1997


     Pursuant to Section 12 of The Morgan Group, Inc. Incentive Stock Plan (the "Plan"), The Morgan Group, Inc. (the "Company") hereby amends the Plan, effective as of August 21, 1997, as follows:

          A. Section 3 of the Plan is hereby amended to delete the fourth sentence thereof and to add, in lieu thereof, the following:

         "Outside Directors (other than persons who were previously employees of the Corporation or any of its Subsidiaries) first elected to the Board of Directors at or after the 1994 annual meeting of the stockholders but prior to or at the 1997 annual meeting of the stockholders will be granted options to purchase 8,000 shares of Class A Common Stock upon their initial election to the Board of Directors at an exercise option price equal to 80% of the fair market value of the Class A Common Stock subject to the option on the date of grant, or on the next preceding trading date if such date was not a trading date. Outside Directors (other than persons who were previously employees of the Corporation or any of its Subsidiaries) first elected to the Board of Directors after the 1997 annual meeting of the stockholders may be granted options to purchase up to 8,000 shares of Class A Common Stock, with an exercise price of not less than 80% of the fair market value of Class A Common Stock subject to the option on the date of grant, consistent with the terms hereof, if and to the extent determined by action of the Board of Directors."

          B. Section 5(b) of the Plan is hereby amended by adding the following provision to the end of the sentence thereof:

         "; provided, that options awarded to Outside Directors first elected to the Board of Directors after the 1997 annual meeting of stockholders shall have the term or terms determined by action of the Board of Directors."

         This First Amendment to The Morgan Group, Inc. Incentive Stock Plan was approved by the Board of Directors of the Company at a meeting on September 23, 1997. Pursuant to such authorization, the following officer of the Company has executed this Amendment this 18th day of August, 1997, but this Amendment shall be retroactively effective as of August 21, 1997.

                                             THE MORGAN GROUP, INC.



                                    By:   /s/ Charles C. Baum
                                         ----------------------------------
                                         Charles C. Baum
                                    Its: Chairman and Chief Executive Officer